Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Iron Horse Acquisitions Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Title of Class of Security being registered	Amount to be Registered	Proposed maximum offering price per share	Proposed Maximum Aggregate Offering Price (1) (2)	Amount of Registration Fee
Units, each consisting of one share of common stock, $0.0001 par value, one warrant, and 1/5th of one right to acquire one share of common stock	100,000	$10.00	$1,000,000.00	$147.60
Common stock, $0.0001 par value, included as part of the units	100,000	-	-	-	(3)
Warrants included as part of the units (4)	100,000	-	-	-	(3)
Common Stock underlying the warrants included as part of units	100,000	$11.50	$1,150,000.00	169.74
Rights included as part of the units (4)	20,000	-	-	-	(3)
Common Stock underlying the rights included as part of units	20,000	$10.00	$200,000.00	$29.52
Total Offering & Filing Fee Amounts (5)			$2,350,000.00	$346.86
Total Fees Previously Paid				$-
Total Fee Offsets				$-
Net Fee Due				$346.86

(1)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-275076) (the “Prior Registration Statement”).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $157,325,000.00 on the Prior Registration Statement, which was declared effective by the U.S. Securities and Exchange Commission on December 26, 2023. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $2,350,000.00 is hereby registered. Note that the the total number of units being offered in the offering, inclusive of both the securities being registered under this Registration Statement on Form S-1MEF (the “Additional Registration Statement”) and the securities being registered under the Prior Registration Statement, assuming full exercise of the underwriters’ over-allotment option, remains 6,900,000. Accordingly, in the event of a full exercise of the underwriters’ over-allotment option, the up to 100,000 units covered under this Additional Registration Statement would be added to a total of up to 800,000 additional units covered under the Prior Registration Statement, for a total of 900,000 additional units, consistent with disclosures set forth in the Prior Registration Statement..

Table 2: Fee Offset Claims and Sources

N/A